Exhibit 24.1


                   [letterhead of Tauber & Balser, P.C.]

                      CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Cottage Investments, Inc., we hereby consent to the incorporation of our report dated April 14, 2000, relating to the consolidated balance sheet of Cottage Investments, Inc. as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999 in this Registration Statement on Form S-8 on or about December 14, 2001.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia
December 14, 2001